                                                                    Exhibit 99.4
                                                                    ------------

                                   Exhibit 1

                           SAFECO TAXABLE BOND TRUST

                                 LIST OF SERIES

                 Safeco Intermediate-Term U.S. Government Fund

                          Safeco High-Yield Bond Fund

October 1, 2003

                                   Exhibit 2

                         FEES TO BE PAID TO THE ADVISER

                                                                               AMOUNT OF
                                                                               ---------
FUND NAME                                       NET ASSETS                     ANNUAL FEE
---------                                       ----------                     ----------
Intermediate-Term U.S. Government Fund      $0-$250,000,000                    .55 of 1%
                                            $250,000,0001-$750,000,000         .50 of 1%
                                            $750,000,001-$1,250,000,000        .45 of 1%
                                            Over $1,250,000,000                .40 of 1%

High-Yield Bond Fund                        $0-$250,000,000                    .65 of 1%
                                            $250,000,001-$750,000,000          .55 of 1%
                                            Over $750,000,000                  .50 of 1%

October 1, 2003